Exhibit 5.4

[Letterhead of Andrews Kurth LLP]

October 10, 2014

Sabra Health Care Limited Partnership

Sabra Capital Corporation

18500 Von Karman Avenue

Suite 550

Irvine, California 92612

Ladies and Gentlemen:

We have acted as special Texas counsel to Sabra Texas Properties, L.P., a Texas limited partnership, Sabra Texas Properties II, L.P., a Texas limited partnership, Sabra Texas Properties III, L.P., a Texas limited partnership, Sabra Texas Holdings, L.P., a Texas limited partnership, Sabra Texas GP, LLC, a Texas limited liability company, and Sabra Texas Holdings GP, LLC, a Texas limited liability company (collectively, the “Guarantors” and individually, a “Guarantor”), each Guarantor being a direct or indirect subsidiary of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”) which is the sole parent of Sabra Health Care Limited Partnership, a Delaware limited partnership (“Sabra UPREIT”), and Sabra Capital Corporation (“Sabra Capital” and together with Sabra UPREIT, the “Issuers”), in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of the Issuers’ $150,000,000 aggregate principal amount of 5.5% Senior Notes due 2021 (the “Notes”). The Notes are being issued under an Indenture (the “Base Indenture”), dated May 23, 2013, among Sabra, the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto (the “Third Supplemental Indenture”), dated January 23, 2014, the Fourth Supplemental Indenture thereto (the “Fourth Supplemental Indenture,” and together with the Third Supplemental Indenture, the “Supplemental Indenture”), dated April 30, 2014, and the Fifth Supplemental Indenture thereto, dated September 29, 2014, among Sabra, the Issuers, the Trustee, the Guarantors and certain other indirect, wholly owned subsidiaries of Sabra. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantors pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold pursuant to an Underwriting Agreement dated as of October 1, 2014 (the “Underwriting Agreement”), among the Issuers, Sabra, the other guarantors named therein, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., each as representative of the several underwriters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

October 10, 2014

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the registration statement on Form S-3 (Registration No. 333-188696) filed by Issuers and the other guarantors with the Securities and Exchange Commission (the “SEC”) on May 20, 2013, as amended by the Post-Effective Amendment No. 1, filed with the SEC on January 8, 2014, and the Post-Effective Amendment No. 2, filed with the SEC on September 30, 2014 (such registration statement, as amended and including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

(ii) the prospectus dated May 20, 2013, included in the Registration Statement, relating to the offering from time to time of the Issuers’ debt securities and the related guarantees of the guarantors (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated October 1, 2014, relating to the Notes, in the form filed on October 1, 2014, with the SEC, pursuant to Rule 424(b)(2) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv) the prospectus supplement dated October 1, 2014, relating to the Notes, in the form filed on October 2, 2014, with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(v) the Underwriting Agreement;

(vi) the Indenture;

(vii) the form of the Notes attached to the Third Supplemental Indenture;

(viii) the global notes (the “Global Notes”) executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $150,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(ix) the organizational documents of the Guarantors listed in Exhibit A hereto (collectively, the “Organizational Documents”);

(x) a certificate of existence issued as of a recent date by the Secretary of State of the State of Texas as to each of the Guarantors;

(xi) an online search of the records of the Texas Comptroller of Public Accounts as of a recent date with respect to each of the Guarantors;

(xii) the authorization documents listed in Exhibit B hereto and the certificate of the Secretaries of the Guarantors or their general partners listed in Exhibit C hereto; and

October 10, 2014

(xiii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic, PDF or faxed copies. In conducting our examination of executed documents or documents to be executed, we have assumed that all parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by all parties thereto, other than the Guarantors, of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of all parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantors and others.

Based upon the foregoing and subject to the limitations, comments, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each of Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P. and Sabra Texas Holdings, L.P. is a limited partnership, validly existing under the laws of the State of Texas and each such entity’s authority to transact business in the State of Texas is active.

2.	Each of Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC is a limited liability company, validly existing under the laws of the State of Texas and each such entity’s authority to transact business in the State of Texas is active.

3.	Each of the Guarantors has the limited liability company or limited partnership power and authority, as applicable, to execute and deliver the Supplemental Indenture and the Guarantee and to perform its obligations thereunder. The execution, delivery and performance by each of the Guarantors of the Supplemental Indenture and the Guarantee has been duly authorized.

4.	The Guarantors have each duly executed and delivered the Supplemental Indenture and the Guarantee.

The opinions stated in this opinion letter are limited to the laws of the State of Texas, and we express no opinion regarding the federal laws of the United States of America or the laws of any other jurisdiction.

October 10, 2014

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of Sabra on Form 8-K. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours

/s/ Andrews Kurth LLP

EXHIBIT A

Organizational Documents

Sabra Texas Properties, L.P.

Certificate of Formation Limited Partnership of Sabra Texas Properties L.P., as filed with the Secretary of State of the State of Texas on April 7, 2011.

Statement of Change of Registered Office/Agent, as filed with the Secretary of State of the State of Texas on April 26, 2011.

Change of Name or Address by Registered Agent, as filed with the Secretary of State of the State of Texas on December 2, 2013.

Limited Partnership Agreement of Sabra Texas Properties, L.P., dated as of April 25, 2011.

Sabra Texas Properties II, L.P.

Certificate of Formation Limited Partnership of Sabra Texas Properties II, L.P., as filed with the Secretary of State of the State of Texas on June 6, 2013.

Limited Partnership Agreement of Sabra Texas Properties II, L.P. dated as of June 6, 2013.

Sabra Texas Properties III, L.P.

Certificate of Formation Limited Partnerships of Sabra Texas Properties III, L.P., as filed with the Secretary of State of the State of Texas on March 19, 2014.

Limited Partnership Agreement of Sabra Texas Properties III, L.P. dated as of March 19, 2014.

Sabra Texas GP, LLC

Certificate of Formation Limited Liability Company of Sabra Texas GP, LLC, issued by the Secretary of State of the State of Texas on April 7, 2011.

Statement of Change of Registered Office/Agent, as filed with the Secretary of State of the State of Texas on April 26, 2011.

Change of Name or Address by Registered Agent, as filed with the Secretary of State of the State of Texas on December 2, 2013.

Company Agreement for Sabra Texas GP, LLC, dated as of April 25, 2011.

Sabra Texas Holdings, L.P.

Certificate of Formation Limited Partnership of Sabra Texas Holdings, L.P., as filed with the Secretary of State of the State of Texas on January 20, 2012.

Exhibit A-1

Change of Name or Address by Registered Agent, as filed with the Secretary of State of the State of Texas on December 2, 2013.

Limited Partnership Agreement of Sabra Texas Holdings, L.P., dated as of January 20, 2012.

Sabra Texas Holdings GP, LLC

Certificate of Formation Limited Liability Company of Sabra Texas Holdings GP, LLC, as filed with the Secretary of State of the State of Texas on January 17, 2012.

Change of Name or Address by Registered Agent, as filed with the Secretary of State of the State of Texas on December 2, 2013.

Company Agreement of Sabra Texas Holdings GP, LLC, dated as of January 17, 2012.

Exhibit A-2

EXHIBIT B

Authorization Documents

Joint Action by Written Consent of the Sole Member of Each of Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC and the General Partner of Each of Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P. and Sabra Texas Holdings, L.P.

Exhibit B-1

EXHIBIT C

Secretary’s and Incumbency Certificate

Certificate of Sabra Texas Properties, L.P., Sabra Texas Properties II, L.P., Sabra Texas Properties III, L.P., Sabra Texas GP, LLC, Sabra Texas Holdings, L.P. and Sabra Texas Holdings GP, LLC, dated October 10, 2014, executed by Harold Andrews, as the Secretary of each of such entities.

Exhibit C-1